Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Each Outstanding Ordinary Share

of

Perrigo Company plc

for

$75.00 in Cash and

2.3 Mylan N.V. Ordinary Shares

by

MYLAN N.V.

Pursuant to the Prospectus/Offer to Exchange dated [●], 2015

(Not be used for Signature Guarantees)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 1:00 P.M. (IRISH TIME) / 8:00 A.M. (NEW YORK CITY TIME), ON [●], 2015, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER BUT NOT DURING THE SUBSEQUENT OFFERING PERIOD.

The Exchange Agent for the Offer is:

[●]

By Mail:	By Overnight Courier or By Hand:
[●] [●] [●] [●]	[●] [●] [●] [●]

By Facsimile:

(For Eligible Institutions Only)

[●]

Confirm Facsimile Transmission:

[●]

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by shareholders of Perrigo Company plc, a public limited company incorporated under the laws of Ireland (“Perrigo”), desiring to tender ordinary shares, par value €0.001 per ordinary share (“Perrigo ordinary shares”), of Perrigo pursuant to the Offer (as defined below) if certificates representing Perrigo ordinary shares are not immediately available, if the procedure for delivery by book-entry transfer cannot be completed on a timely basis or delivery of the certificates representing shares Perrigo ordinary shares and all other required documents cannot be delivered to [●] (the “Exchange Agent”) prior to the expiration date (as defined in the Prospectus/Offer to Exchange, dated [●], 2015 (“the “Prospectus/Offer to Exchange”)). To tender Perrigo ordinary shares, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”) in the form set forth herein. See the section of the Prospectus/Offer to Exchange entitled “The Offer—Procedure for Tendering”.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR PERRIGO ORDINARY SHARES TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Mylan N.V. (“Mylan”), a public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Transmittal, dated [●], 2015, (which together, as amended, supplemented or modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Perrigo ordinary shares set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus/Offer to Exchange entitled “The Offer—Procedure for Tendering”.

Number of Shares:

Certificate Numbers (If Available):

Name of Tendering Institution:

Name(s) of Record Holders:

Taxpayer Identification or Social Security Number:

☐ Check this box if shares will be delivered by book-entry transfer:

Account Number:

Address(es):
(Zip Code)

Area Code and Telephone Number(s):

Dated:

Signature(s) of Holder(s)):

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Security Transfer Agent Medallion Signature Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent the certificates representing Perrigo ordinary shares tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to all Perrigo ordinary shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus/Offer to Exchange) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of book-entry delivery, and certificates for Perrigo ordinary shares, or a book-entry confirmation, to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)

Address:		Name:
(Please Print)
Title:
(Zip Code)
Area Code and Tel. No.:		Date:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.